NASDAQ: STAA Investor Presentation January 2024 Exhibit 99.2

All statements that are not statements of historical fact are forward-looking statements, including statements about any of the following: any financial projections (including sales), plans, strategies, and objectives of management for 2024 and beyond or prospects for achieving such plans, expectations for sales, revenue, margin, expenses or earnings, and any statements of assumptions underlying any of the foregoing, including those relating to financial performance in the upcoming quarter, fiscal year 2024 and beyond. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include risks and uncertainties related to global economic conditions, as well as the factors set forth in the Company’s Annual Report on Form 10-K for the year ended December 30, 2022 under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investor Information” section of the company’s website under the heading “SEC Filings.” We disclaim any intention or obligation to update or revise any financial projections or forward-looking statement due to new information or events. These statements are based on expectations and assumptions as of the date of this presentation and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following: global economic conditions; the impact of COVID-19; the discretion of regulatory agencies to approve or reject existing, new or improved products, or to require additional actions before or after approval, or to take enforcement action; international trade disputes and substantial dependence on demand from Asia; and the willingness of surgeons and patients to adopt a new or improved product and procedure. We intend to use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included on our website in the ‘Investor Relations’ sections. Accordingly, investors should monitor such portions of our website, in addition to following our press releases, SEC filings and public conference calls and webcasts. Forward Looking Statements 02

03 STAAR Surgical / Our Vision The first Choice for Doctors and Patients Seeking Visual Freedom

Preliminary Results



We delivered our sixth straight year of sales growth in fiscal 2023 and our profitability, strong balance sheet and free cash flow generation allows STAAR the flexibility to make a myriad of investment and capital allocation decisions designed to create shareholder value.

STAARSURGICAL | EVO ICL

PRELIMINARY RESULTS

Please refer to Appendix Slide 27 for additional details by geography

- Preliminary sales of ~$76.5M for 4Q23 and ~$322.5M for fiscal 2023 sales, above outlook for low-end of $320M to $325M range provided on November 1, 2023
- Net sales up 19% Y/Y for 4Q23 and up 13% Y/Y for fiscal 2023 reflecting global ICL growth, partially offset by previously announced and planned exit of lower margin cataract IOL business
- ICL sales up 22% for 4Q23 and up 18% for fiscal 2023
- Gross margin expected to be 79% to 80% for fiscal 2023
- Operating margin expected to be approximately 5% for fiscal 2023
- Cash, cash equivalents and investments available for sale was ~$230M as of December 29, 2023, an increase of ~$28M from $201.7M at September 29, 2023. Accounts receivable was ~$90M at December 29, 2023.

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05 4Q23 and Fiscal 2023 COMMENTARY AND OUTLOOK FOR 2024 Fiscal 2023 Global ICL unit growth +19% Y/Y significantly outpaced refractive industry procedure growth which the Company estimates was down 7% Y/Y Expect 1Q24 sales of approximately $72M and that accounts receivable will continue to trend lower Raising ASPs remain an option, most likely in concert with new product introductions/ innovation given the Company has not taken a price increase since 2016 Balancing the recent industry trends and a challenging economic environment for consumers against our conviction that ICL will continue to capture refractive market share globally, we expect our net sales for fiscal 2024 will be approximately $335 million to $340 million which contemplates above-industry rates of growth of approximately 10% for ICL sales in both China and the U.S. Sales in the U.S. are expected to remain flattish sequentially through 1H24 accelerating in 2H24 to ~$5M+ per quarter. We will continue to be disciplined in our investments on the path to realizing our market opportunity and anticipate our GAAP operating margin and earnings will be at least breakeven for fiscal 2024. STAAR could choose to be much more profitable if we were not investing heavily to monetize the vast market opportunity and a business that we believe can become much larger over time

ICL Growth vs. Refractive Industry Procedure Growth ICL growth was 26 points above industry in 2023 and 28 points above industry in 2022* * ICL unit growth vs. Market Scope global refractive industry procedure growth as shown above. P = Preliminary
** ICL outperformance is ICL unit growth less refractive industry procedure growth, e.g., 26 percentage points of outperformance for 2023P. P = Preliminary ICL units Refractive Industry Procedures ICL Outperformance ** 06

What's New / Target Operating Model for Fiscal 2024

Fiscal 2024 ICL Growth*

APAC	EMEA	AMERICAS
7%	**Flat**	**10%**
China approx. 10% Growth All Other Countries Flat		U.S. Growth of $2M in 2H24 will result in approx. 10% for FY24

- Increasing focus on pace of EVO ICL adoption down the diopter curve, globally, includes increasing utilization of EVO ICL -6D to -8D and above
- Macroeconomic environment has worsened globally since mid-September introduction of 3-Year plan. China refractive procedure growth has slowed to flattish with largest customers currently anticipating flat Y/Y growth in 1H24 and +10% growth in 2H24 resulting in full-year growth +5%
- Shifting investment to surgeon support, education and new products from ICL awareness, partly due to slowing consumer demand environment for refractive procedures

A Dynamic Macro Environment

Refractive Industry Procedures

↓ **7%**

in 2023

STAARSURGICAL

* Total net sales outlook includes Other Product Sales Return Reserve which is a reduction to net sales of approximately $4M.

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Progress Towards The first Choice for Doctors and Patients Seeking Visual Freedom Preliminary Market Share Estimates as of January 2, 2024 * * Company estimates based on Market Scope, Refractive Surgery Council and survey data as of January 2, 2024, and estimated global refractive procedure volumes in 2023 of approximately 4.1 million. 08 2023P 2018 EVO ICL is a unique technology. Our market share capture in Japan, China and South Korea is representative of our market share opportunity in every market in which we operate. In every market we have initially faced a variety of obstacles to gain share and add procedures to the refractive market, but we have and continue to work successfully to overcome any obstacles, getting better at doing so over time.

09 STAAR Surgical / Our Growth Foundation Invest in Largest Market Opportunities Drive EVO ICL Awareness Enhance Surgeon Support and Education Introduce New Products Create a High Performance Organization

Global Myopia Epidemic Our Large Market Opportunity MYOPIA Today: Every third person in the world While short-term headwinds (previously COVID and now macro-related) may have a transient impact on certain markets, STAAR EVO ICL’s long-term market opportunity remains exciting and vast. Myopia is a global pandemic with no known cure, and no effect from GLP-1s or other medical innovations that are addressing other major pandemics. 2050: Every other person in the world * Normal Myopia Key Factors with Myopia Environmental Factors Genetic Predisposition 10 *BHVI, adapted from Holden et al. 2016 Ophthalmology. 36% of studies defined high myopia as -6.0D or more.. Billions of People

STAAR / Our Market Opportunity – Investing in Largest Refractive Markets Top 15 Refractive Procedure Markets Achieving STAAR’s Global Growth Opportunity 11 * Company estimates as of September 2023. U.S. South Korea Brazil Germany Canada Mexico Japan India UK Italy France Spain Egypt Turkey China

12 STAAR / The Next Stages of Growth UNITED STATES Population 340 Million MEXICO Population 128 Million INDONESIA Population 278 Million BRAZIL Population 216 Million Facts and Data Among the 80 million new MACs [middle-class and affluent consumer], over 70% of this group will be from tier-3 cities and below, making lower-tier cities an increasingly important part of the market… Our research also shows that even during the relatively difficult last few years, Chinese consumers demonstrated a strong desire to trade up and an increased willingness to pay a premium for quality across product categories. - BCG, The Next Chapter in China’s Consumer Story, June 22, 2023 Consider these numbers. The middle class is the fastest-growing major segment of the Indian population in both percentage and absolute terms, rising at 6.3 percent per year between 1995 and 2021. It now represents 31 percent of the population and is expected to be 38 percent by 2031 and 60 percent in 2047 - Economic Times, How the Middle Class will Play the Hero in India’s Rise, July 9, 2023 INDIA Population 1.4 Billion CHINA Population 1.4 Billion Emerging Markets and Rapidly Growing Middle Class and Wealthy

Presbyopia STAAR / The Next Stages of Growth – A Robust Product Innovation Pipeline EVO VIVA™ Sphere and Toric Injectors ACCUJECT REFRA Ordering System EVO+ Next Gen
EVO STELLA Internal R&D CHINA and Partnerships 13

How? STAAR / Vital Few Projects and Investments to Drive Growth 14 Evergreen and Refreshed as Data and Voice of Customer Dictates… Increase surgeon support and education Presbyopia (Viva™) New lens delivery devices globally (New Accuject/Global injector program) Simplify our ICL ordering process (New Stella ordering system) EVO+ in China (New lens family for China) US Growth (Targeting meaningful growth in 2H 2024) Faster production/Increased capacity to deliver our lenses to customers faster 2024 2023 2023 2024 2024 2024 2025 01 02 03 04 05 06 07

15 How? STAAR / Creating a High-Performance Organization VISION Voice of Customer Corporate Values Exciting Global Growth
The first Choice for Doctors and Patients Seeking Visual Freedom Voice of Employees Facts and Data Driven Organizaion VITAL FEW PROJECTS AND INVESTMENTS VITAL FEW PROJECTS AND INVESTMENTS THE ORGANIZATION STRUCTURE & TEAM TO EXECUTE

16 Why ICL? Milestone Sales Achievements STAAR expects to sell more ICLs in the next three years (2024-2026) than the first 25 years of ICL sales combined. TOTAL ICLs SOLD… ~ 20 YEARS ~ 3 YEARS < 2 YEARS VISION 2026 1999 - 2Q19 2Q22 1Q24E 4Q26E 1 M 2 M 3 M 6 M

Why EVO ICL? Only One Phakic Intraocular Lens Is Collamer® Posterior chamber – the narrow space behind the iris and in front of the natural crystalline lens Collamer, A unique biocompatible material Approaching 3M+ lenses sold; 90%+ share of phakic IOL market (Company estimates) ~25 Year history of safety and effectiveness 99.4% of EVO patients surveyed would choose EVO again* * Packer, The Implantable Collamer Lens with a central port: review of the literature, Clinical Ophthalmology, 2018. ~16 other phakic IOLs over the years – many withdrawn or have achieved very little market share Collamer® Collamer is a proprietary lens material created and used exclusively by STAAR®.
The Collamer material is bonded with UV absorbing chromophore into a copolymer that offers UV protection. Proven track record of sound scientific evidence supporting performance and safety of EVO. Two pivotal US clinical trials determined the safety and performance of the ICL in >500 patients. 32% 200/629 eyes in U.S. EVO FDA study had -3D to -6D SE 200+ ICL Clinical Papers Safety and Effectiveness 17

Why EVO ICL? A Disruptive Technology 18 Sharp, clear vision No removal of corneal tissue Excellent vision at night Removable by a surgeon Does not cause dry eye syndrome Protection from UV rays Quick procedure and recovery Additive Bio-Compatible Quiet in the Eye

EVO ICL Movement Down Diopter Curve at Largest Customer (China) 2018-2020 Low Myopia
(below -3D) 46.6% 46.8% 55.9% 93.6% 52.8% 51.9% 56.2% 46.2% 35.1% 45.4% 21.0% 31.7% 23.3% 49.7% 6.0% 38.8% Moderate Myopia
(-3 to -6D) High Myopia
(-6 to -10D) Extreme Myopia
(above -10D) 2021 2018-2020 2021 2018-2020 2021 2018-2020 2021 1 1 1 1 1 SMILE 1 2 1 LASIK 2 2 2 2 1 2 2 ICL 2 19

U.S. / Increasing Knowledge of STAAR's Customers to Optimize Segmentation

GOAL: Best serve meet/exceed each unique customer's needs and drive EVO ICL utilization

U.S. EVO ICL Customers

400+ Practices | **600+** Surgeons

300K+
Annual U.S. Refractive Procedures

$450M+
U.S. Refractive Procedure Revenue

Profits

$1,821
EVO Incremental Profit Contribution
ALL SURGICAL SETTINGS
OBS is $2,785

Patient Prices

89%
EVO Premium
EVO ICL $8,680 vs. LVC $4,688

Surgical Setting

20%
Practices have Office-Based Sterile Surgical Suite (OBS)

47%
Practices have Owned Ambulatory Surgery Center (ASC)

Other Qualitative and Quantitative Variables

Surgeon Competence and Confidence in Performing EVO ICL Procedure

- Same Day Bilateral
- Practice Spends Money on Refractive Marketing

STAARSURGICAL
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U.S. / Driving EVO ICL Adoption 21 PRE-OPERATIVE INTRA-OPERATIVE POST-OPERATIVE Eye measurement and lens size selection Surgery Patient follow-up and understanding outcomes Territory Manager Practice Development Clinical Applications Specialist STAAR recently established a structure and foundation for a World Class Training and Education Organization Goal: Increase Surgeon Confidence and EVO ICL Utilization + One Document to Surgeon Customer on How STAAR will Provide Support and Education

Joe Jonas
Campaign
Launch U.S. / Significant Increase in Doc Finder Searches Impact of Investments in EVO ICL Awareness and Digital Marketing - Past Six Quarters vs. Prior Year Period 22 19,404 2.517 1Q21v.1Q22 18,824 24,705 2Q21v.2Q22 16,662 31,644 3Q21v.3Q22 10,288 123,959 4Q21v.4Q22 19,404 1Q22v.1Q23 194,765 24,705 2Q22v.2Q23 205,155

Our Goal / Happy EVO ICL Patients and Surgeons Globally! 23

STAAR / Vision 2026 Target Operating Model – Sales Sensitivities

2024-2026

APAC	EMEA	AMERICAS
15% to 20%	**10% to 15%**	**25% to 30%**
3-Year CAGR	3-Year CAGR	3-Year CAGR
China ~20%		U.S. 30% to 50%

- Pace of EVO ICL adoption down the diopter curve (Increasing Utilization of EVO ICL -6D to -8D and above for refractive vision correction)
- Country mix (Direct vs. Hybrid/Distributor)
- Success of U.S. Initiatives
- Success of initiatives introduced in other markets globally
- Macroeconomic environment (Particularly EMEA)



-20D
-19D
-18D
-17D
-16D
-15D
-14D
-13D
-12D
-11D
-10D
-9D
-8D
-7D
-6D
-5D
-4D
-3D
A diopter is a unit of measurement of the refractive power of a lens.
-8.9D
Average Spheric ICL Sold, 2022

STAARSURGICAL 24

SALES OPERATING MARGIN 15% 20% Approximately Approximately TO 12% 16% Approximately Approximately TO 3-Year Sales CAGR (2024-2026) GAAP OPERATING MARGIN (2024-2026) ANNUAL GROWTH RANGE Y/Y ANNUAL OPERATING MARGIN $500 TO $550 MILLION Approximately Fiscal 2026 Sales $60 TO $90 MILLION Approximately Fiscal 2026 Operating Income TARGET SALES AND OPERATING MODEL 25 STAAR / Vision 2026 Target Sales and Operating Model

STAAR / Vision 2026 Target Sales and Operating Model – Additional Details TARGET SALES AND OPERATING MODEL FY 2023 Outlook* Growth Scenario ~15% CAGR ~20% CAGR Sales Gross Margin OpEx G&A S&M R&D Tax Rate Operating Income $320M $500M $550M +$177M +$227M 81% 81% 78% 69% 65% +300bps +300bps 12% 16% 73% 22% 20% (400bps) (800bps) 35% 35% 5% 12% 10% +700bps +1100bps 25%-30% 25%-30% 23% (100bps) (300bps) 36% (100bps) (100bps) 14% (200bps) (400bps) 25%-30% - - FY 2026E FY 2026E Change
From FY23 Outlook Change
From FY23 Outlook ~ 15% Sales Growth CAGR Scenario through FY 2026E + ~$180M + ~700bps Sales $ Growth Operating Margin Expansion 26 * FY 2023 Outlook provided November 1, 2023.

APPENDIX

ICL Sales by Geography (2023P = Preliminary)

(in 000's)
Unaudited

ICL Sales by Region	Fiscal Year 2016	2017	2018	2019	2020	2021	2022	2023P	Three Months Ended December 29, 2023P	Three Months Ended December 30, 2022
Americas[1]	$ 8,663	$ 8,581	$ 9,112	$ 10,250	$ 8,834	$ 14,054	$ 20,114	$ 22,233	$ 5,264	$ 5,703
EMEA[2]	19,330	21,334	25,626	26,398	25,748	37,343	36,715	39,318	10,103	8,569
APAC[3]	31,118	38,410	66,343	92,673	106,825	161,508	212,883	257,876	59,254	46,890
Global ICL Sales	$ 59,111	$ 68,325	$ 101,081	$ 129,321	$ 141,407	$ 212,905	$ 269,712	$ 319,427	$ 74,621	$ 61,162
Global ICL Sales Growth	15%	16%	48%	28%	9%	51%	27%	18%	22%	15%
Global ICL Unit Growth	11%	17%	54%	33%	11%	48%	33%	19%	19%	20%

ICL Sales by Country[4][5]	Fiscal Year 2016	2017	2018	2019	2020	2021	2022	2023P	Three Months Ended December 29, 2023P	Three Months Ended December 30, 2022
China	$ 16,238	$ 24,088	$ 45,915	$ 64,770	$ 71,600	$ 107,130	$ 147,967	$ 185,404	$ 40,813	$ 31,506
Growth	35%	48%	91%	41%	11%	50%	38%	25%	30%	20%
Japan	$ 2,746	$ 3,695	$ 7,037	$ 11,774	$ 18,366	$ 28,688	$ 32,623	$ 36,352	$ 9,495	$ 8,179
Growth	51%	35%	90%	67%	56%	56%	14%	11%	16%	6%
South Korea	$ 7,453	$ 5,540	$ 7,564	$ 9,517	$ 11,119	$ 15,173	$ 17,940	$ 19,853	$ 4,996	$ 3,589
Growth	-7%	-26%	37%	26%	17%	36%	18%	11%	39%	-2%
United States	$ 6,055	$ 5,744	$ 5,792	$ 7,210	$ 6,003	$ 9,478	$ 15,070	$ 17,168	$ 4,164	$ 4,536
Growth	7%	-5%	1%	24%	-17%	58%	59%	14%	-8%	94%

Notes:

(1) Americas includes the United States, Canada and Latin American countries

(2) EMEA includes Spain, Germany, United Kingdom, European, Middle East and Africa Distributors

(3) APAC includes China, Japan, South Korea, India and the rest of Asia Pacific distributors

(4) ICL Sales by country includes countries representing more than 5% of total ICL sales in the most recently completed fiscal year

(5) ICL sales do not include IOL, injector or other sales.

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IT’S OUR TIME… IT’S EVO’S TIME!